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Brian S. Nathanson, C.P.A.                                               Member:
                              American Institute of Certified Public Accountants
                                                                   -Tax Division
                              California Society of Certified Public Accountants




October 4, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:            Entertainment Technologies & Programs, Inc.
        SEC File No.:  0-23914

Ladies and Gentlemen:

Relative to the change in auditors, we have read the statements made by Entertainment Technologies & Programs, Inc. We understand that these statements are being filed with the Commission, pursuant to Item 8 of the Company's Form 10-KSB report to be filed in October 1999. We agree with the statements concerning our firm in such Form 10-KSB.

Sincerely,

/s/ Brian S. Nathanson
------------------------------
Brian S. Nathanson, CPA

cc:  James D. Butcher
     Entertainment Technologies & Programs, Inc.










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